As filed with the Securities and Exchange Commission on December 21, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BENIHANA INC.
(Exact name of registrant as specified in its charter)
Delaware			65-0538630
(State or other Jurisdiction of Incorporation)			(IRS Employer Identification No.)
8685 Northwest 53rd Terrace Miami, Florida			33166
(Address of principal executive offices)			(Zip code)

Benihana Inc. 2007 Equity Incentive Plan
Benihana Inc. 2003 Directors’ Stock Option Plan
Benihana Inc. 2000 Employees Class A Common Stock Option Plan
Benihana Inc. Amended and Restated Directors’ Stock Option Plan

(Full title of the plan)
Cristina L. Mendoza
Senior Vice President, General Counsel and Secretary
Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida 33166
(305) 593-6770
(Name address and telephone number of agent for service)

Copies to: Gary J. Simon, Esq. Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 (212) 837-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐			Accelerated Filer ☒
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)			Smaller Reporting Company ☐
Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.10 per share Common Stock, par value $0.10 per share Common Stock, par value $0.10 per share Common Stock, par value $0.10 per share	2,498,684(4) 145,000 (6) 67,500(8) 30,000 (10)	$9.71(5) $13.99(7) $8.46(9) $8.54 (11)	$24,266,393 (5) $2,028,550(7) $571,050(9) $256,200(11)	$2,780.93 $232.47 $65.44 $29.36
Totals	2,741,184		$27,122,193	$3,108.20
Footnotes on following page

(1)
The number of shares of Common Stock being registered is equal to the number of shares of the Registrant’s Class A Common Stock that were previously registered on Form S-8 (Registration Nos. 333-166165, 333-150322, and 333-143799 filed on April 19, 2010, April 18, 2008, and June 15, 2007, respectively) that remain unsold as of the date hereof and are contemporaneously being deregistered by Post-Effective Amendment No. 1 to such prior registration statements, to reflect an amendment to the Registrant’s certificate of incorporation effective November 29, 2011 pursuant to which each share of the Registrant’s Class A Common Stock was reclassified as and changed into one share of the Registrant’s Common Stock.

(2)	This Registration Statement also relates to such indeterminate number of additional shares that may be issuable pursuant to stock splits, stock dividends, or similar transactions.

(3)	Calculated solely for purposes of determining the registration fee.

(4)	Shares to be issued under the Benihana Inc. 2007 Equity Incentive Plan.

(5)
With respect to 441,300 shares subject to outstanding stock options, based on the $9.16 weighted average exercise price of such options, and with respect to the remaining 2,057,384 shares (which includes 585,417 shares subject to outstanding restricted stock awards which are subject to forfeiture), based on $9.83, the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on December 20, 2011.

(6)	Shares to be issued under the Benihana Inc. 2003 Directors’ Stock Option Plan.

(7)	Based on the $13.99 weighted average exercise price of outstanding stock options.

(8)	Shares to be issued under the Benihana Inc. 2000 Employees’ Class A Common Stock Option Plan.

(9)	Based on the $8.46 weighted average exercise price of outstanding stock options.

(10)	Shares to be issued under the Benihana Inc. Amended and Restated Directors’ Stock Option Plan.

(11)	Based on the $8.54 weighted average exercise price of outstanding stock options.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for its fiscal year ended March 27, 2011 as amended by Form 10-K/A as filed on July 25, 2011;

(2) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 27, 2011 (except, in each case, for items in such reports which are “furnished” instead of “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on February 18, 1997, as amended on Form 8-A/A dated January 25, 2011, and May 18, 2011 and any other amendments or reports filed for the purpose of updating such description; and

(4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful except, in the case of an action by or in the right of the Registrant to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable to the Registrant. The Registrant is required to indemnify its directors and officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its stockholders for breaches of such directors’ fiduciary duties in certain circumstances. The foregoing, statement is qualified in its entirety by the detailed provisions of  Sections 145 and 102 of the Delaware General Corporation Law.

The Registrant’s certificate of incorporation contains provisions which provide for indemnification of directors and officers to the full extent provided by Delaware law as described above and which eliminate the liability of directors for breaches of their fiduciary duties to the Registrant in certain circumstances to the full extent permitted by the Delaware General Corporation Law. The Registrant’s By-Laws contains provisions which provide directors and officers with advancement of expenses incurred in defending against any action, suit or proceeding arising as a result of their positions as directors and officers.

The Registrant carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of the Registrant’s directors and officers in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as directors and officers, in accordance with the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 21, 2011.

BENIHANA INC.
By: /s/ RICHARD C. STOCKINGER
Richard C. Stockinger Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Stockinger and Cristina L. Mendoza, or any of them, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or either of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Capacity	Date

/s/ Richard C. Stockinger	December 21, 2011
Richard C. Stockinger
Chairman, Chief Executive Officer and President, and Director

/s/ J. David Flanery	December 21, 2011
J. David Flanery
Chief Financial Officer (principal financial and accounting officer)

December , 2011
Norman Becker
Director

December , 2011
Alan B. Levan
Director

December , 2011
Darwin C. Dornbush
Director

December , 2011
Lewis Jaffe
Director

/s/ Joseph J. West	December 12, 2011
Joseph J. West
Director

/s/ John E. Abdo	December , 2011
John E. Abdo
Director

/s/ J. Ronald Castell	December 14, 2011
J. Ronald Castell
Director

/s/ Adam L. Gray	December 13, 2011
Adam L. Gray
Director

/s/ Michael W. Kata	December 13, 2011
Michael W. Kata
Director

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (including Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock attached as Appendix A thereto) (filed herewith)

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed July 9, 2009)
4.3
2007 Equity Incentive Plan, as amended on August 20, 2009 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on August 20, 2009, filed July 24, 2009)

4.4	Amendment to the 2007 Equity Incentive Plan dated September 28, 2010 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on February 15, 2011)
4.5	Amendment to the 2007 Equity Incentive Plan effective as of November 29, 2011 (filed herewith)
4.6	2003 Directors’ Stock Option Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on August 21, 2003, filed July 10, 2003)
4.7	Amendment to the 2003 Directors’ Stock Option Plan effective as of November 29, 2011 (filed herewith)
4.8
2000 Employees’ Class A Common Stock Option Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on August 3, 2000, filed June 22, 2000)

4.9	Amendment to the 2000 Employees’ Class A Common Stock Option Plan effective as of November 29, 2011 (filed herewith)
4.10
Amended and Restated Directors’ Stock Option Plan (incorporated by reference to Exhibit B to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on August 27, 1998, filed June 17, 1998)

4.11	Amendment to the Amended and Restated Directors’ Stock Option Plan effective as of November 29, 2011 (filed herewith)
5.1	Opinion of Hughes Hubbard & Reed LLP
23.1	Consent of Deloitte & Touche LLP
23.3	Consent of Hughes Hubbard & Reed LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in signature page)